Exhibit 99.3

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Net sales	$274,994	$263,917	$535,877	$527,641
Cost of goods sold	242,527	231,022	474,701	460,454
Gross profit	32,467	32,895	61,176	67,187
Selling, general and administrative expense	18,483	15,808	35,151	30,695
Merger and acquisition transaction costs	1,331	—	4,029	—
Operating income	12,653	17,087	21,996	36,492
Interest expense	(9,697)	(12,453)	(19,113)	(23,749)
Loss on early extinguishment of debt	—	—	—	(15,766)
Income (loss) before income taxes and cumulative effect of change in accounting principle	2,956	4,634	2,883	(3,023)
Income tax (expense) benefit	(1,212)	(1,808)	(1,182)	1,178
Income (loss) before cumulative effect of change in accounting principle	1,744	2,826	1,701	(1,845)
Cumulative effect of change in goodwill accounting, net of tax of $0	—	—	—	(180,000)
Net income (loss)	1,744	2,826	1,701	(181,845)
Preferred stock dividends declared	2,500	2,500	5,000	5,000
Net income (loss) attributable to common shareholders	$(756)	$326	$(3,299)	$(186,845)
Net income (loss) attributable to common shareholders per basic and diluted share:
Before cumulative effect of change in accounting principle	$(0.02)	$0.01	$(0.10)	$(0.21)
Cumulative effect of change in goodwill accounting	—	—	—	(5.55)
	$(0.02)	$0.01	$(0.10)	$(5.76)
Weighted average shares outstanding—basic	33,709	32,567	33,648	32,456
Weighted average shares outstanding—diluted	33,709	34,093	33,648	32,456

See Notes to Consolidated Financial Statements.

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Net income (loss)	$1,744	$2,826	$1,701	$(181,845)
Other comprehensive income (loss):
Foreign currency translation adjustments	85	355	(132)	341
Recognition of hedge results to interest expense during the period, net of tax of $882 and $1,819, respectively	—	1,421	—	2,928
Amortization of cancelled interest rate swap, net of tax of $137 and $183, respectively	—	220	—	293
Change in fair value of cash flow hedges during the period, net of tax of $82 and $130, respectively	—	(132)	—	(208)
Other comprehensive income (loss)	85	1,864	(132)	3,354
Comprehensive income (loss)	$1,829	$4,690	$1,569	$(178,491)

See Notes to Consolidated Financial Statements.

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEET
(In thousands, except share data)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$6,959	$28,626
Accounts receivable, net	76,899	63,546
Inventories:
Finished	63,693	50,771
In process	9,754	11,298
Raw materials	26,924	25,174
Total inventories	100,371	87,243
Other assets	22,589	21,686
Total current assets	206,818	201,101
Properties, net	399,248	410,592
Goodwill, net	391,803	379,696
Other assets	28,099	29,477
Total assets	$1,025,968	$1,020,866

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$3,626	$3,432
Accounts payable	93,673	82,106
Interest payable	9,958	11,117
Other current liabilities	56,118	58,334
Total current liabilities	163,375	154,989
Long-term debt	471,512	474,899
Pension liability	43,191	42,310
Other long-term liabilities	42,789	41,630
Total liabilities	720,867	713,828
Shareholders’ equity
Preferred stock, nonvoting, 20,000,000 shares authorized:
Series A, $0.01 par value, no shares issued or outstanding Series B, $0.01 par value, 1,000,000 shares issued and outstanding at stated value of $100 per share	100,000	100,000
Common stock, $0.01 par value 100,000,000 shares authorized and 33,723,676 and 33,477,300 issued and outstanding at June 30, 2003, and December 31, 2002, respectively	337	335
Paid-in capital	412,231	416,048
Unearned compensation	(2,112)	(2,421)
Retained deficit	(177,511)	(179,212)
Accumulated other comprehensive loss	(27,844)	(27,712)
Total shareholders’ equity	305,101	307,038
Total liabilities and shareholders’ equity	$1,025,968	$1,020,866

See Notes to Consolidated Financial Statements.

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Six months ended June 30,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$1,701	$(181,845)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	31,201	30,716
Amortization of debt issuance costs	1,152	1,945
Loss on early extinguishment of debt	—	15,766
Goodwill impairment	—	180,000
Compensation expense settled in stock	1,422	2,237
Change in current assets and current liabilities, net of effects of acquisition:
Accounts receivable	(13,353)	(14,935)
Inventory	(11,511)	(5,554)
Other current assets	(903)	5,833
Accounts payable	9,967	(11,337)
Interest payable	(1,159)	8,610
Other current liabilities	(2,216)	8,540
Other	2,172	423
Net cash provided by operating activities	18,473	40,399
Cash flows from investing activities:
Capital expenditures	(13,956)	(15,454)
Acquisition of J.D. Cahill Co. assets	(18,088)	—
Net cash used in investing activities	(32,044)	(15,454)
Cash flows from financing activities:
Proceeds from borrowings	139,547	613,100
Repayment of debt	(142,740)	(619,343)
Preferred stock dividends paid	(5,000)	(5,000)
Debt issuance costs	—	(15,922)
Common stock issuance and other	97	436
Net cash used in financing activities	(8,096)	(26,729)
Cash and cash equivalents:
Net decrease in cash and cash equivalents	(21,667)	(1,784)
Balance at beginning of period	28,626	6,766
Balance at end of period	$6,959	$4,982

See Notes to Consolidated Financial Statements.

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies

Nature of Operations and Basis of Presentation:    Graphic Packaging International Corporation (the Company or GPIC) is a manufacturer of packaging products used by consumer product companies as primary packaging for their end-use products.

The consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading. A description of the Company’s accounting policies and other financial information is included in the audited financial statements filed with the Securities and Exchange Commission in the Company’s Form 10-K/A for the year ended December 31, 2002.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to fairly state the financial position of the Company at June 30, 2003, and the results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The results of operations for the three and six month periods ended June 30, 2003 are not necessarily indicative of the results that may be achieved for the full fiscal year and cannot be used to indicate financial performance for the entire year.

Certain prior year amounts have been reclassified to conform with the current year presentation.

Segment Information:    The Company’s reportable segments are based on its method of internal reporting, which is based on product category. The Company has one reportable segment—Packaging. In addition, the Company’s holdings and operations outside the United States are nominal. Therefore, no additional segment information is provided herein.

Goodwill Accounting:    SFAS No. 142, “Goodwill and Other Intangible Assets,” became effective on January 1, 2002 for the Company. This statement establishes new accounting and reporting standards that, among other things, eliminate amortization of goodwill and certain intangible assets with indefinite useful lives. The Company does not have any intangible assets with indefinite useful lives; however, as required by the new standard, the Company’s goodwill will be evaluated annually for impairment using a fair-value based approach and, if there is impairment, the carrying amount of goodwill will be written down to its implied fair value. Management re-evaluated the Company’s goodwill for impairment upon signing the merger agreement discussed in Note 5 below. Management determined that the Company’s goodwill is not impaired.

Effective January 1, 2002, the Company assigned the carrying value of its goodwill, totaling $560 million, to one reporting unit. Management completed the transitional impairment testing of the Company’s goodwill and determined that the Company’s goodwill was impaired by $180 million at January 1, 2002. The fair value of the goodwill was derived using the discounted cash flow method. The transitional impairment loss is reflected as a cumulative effect of change in accounting principle in the accompanying statement of operations. Future impairments of goodwill, if any, will be charged to operating income in the period in which impairment arises.

Of the $560 million carrying value of goodwill at December 31, 2001, $418 million was deductible for Federal income tax purposes and $142 million was not deductible. The $180 million goodwill impairment charge consists of approximately $131 million of deductible goodwill and approximately $49 million of non-deductible goodwill. The $131 million tax deductible portion of the impairment charge resulted in a deferred tax benefit/asset of approximately $50 million. The Company recorded a 100% valuation allowance against the approximately $50 million deferred tax asset resulting from recognition of the transitional goodwill impairment loss. Therefore, the cumulative effect of change in accounting principle reflected in the accompanying statement of operations is net of $0 tax benefit.

Stock-Based Compensation:    The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation expense has been recognized for stock options or the employee stock purchase plan as all options were granted at the market price. If the Company had elected to recognize compensation cost based on the fair value of the stock options at grant date as allowed by SFAS No. 123, “Accounting for Stock-Based Compensation,” pre-tax compensation expense of $0.3 million and $0.4 million would have been recorded for the quarterly periods ended June 30, 2003 and 2002, respectively; and $1.6 million and $0.8 million would have been recorded for the six month periods ended June 30, 2003 and 2002, respectively. Net loss attributable to common shareholders and loss per share would have been reduced to the pro forma amounts indicated below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders, as reported	$(756)	$326	$(3,299)	$(186,845)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(177)	(244)	(944)	(488)
Pro forma net income (loss) attributable to common shareholders	$(933)	$82	$(4,243)	$(187,333)
Income (loss) per share—basic and diluted:
As reported	$(0.02)	$0.01	$(0.10)	$(5.76)
Pro forma	$(0.03)	$—	$(0.13)	$(5.77)

Note 2. Loss on Early Extinguishment of Debt

It is the Company’s policy to implement all new accounting pronouncements as they are issued and become effective for the Company. During the first half of 2003, one new accounting pronouncement was adopted.

In connection with its first quarter 2002 refinancing transactions, the Company incurred a non-cash charge in 2002 to write off its remaining unamortized debt issuance costs associated with the refinanced debt of $15.8 million, pretax, which was reflected as an extraordinary loss in the 2002 statement of operations. The FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” in April 2002. SFAS No. 145 includes, among other things, the rescission of SFAS No. 4, which required that gains and losses from early extinguishment of debt be classified as an extraordinary item, net of related income tax effects. Under the new guidance of SFAS No. 145, losses from early extinguishment of debt are classified as extraordinary items only when the losses are considered unusual in nature and infrequent in occurrence. SFAS No. 145 was effective for the Company on

January 1, 2003, at which time the Company reclassified its first quarter 2002 loss on early extinguishment of debt ($.30 per share) as a non-extraordinary item.

Note 3. Acquisition of J.D. Cahill Co.

On March 6, 2003, the Company acquired the business of J.D. Cahill Co., Inc. in an asset acquisition for approximately $20.0 million, consisting of approximately $18.1 million in cash and assumption of approximately $1.9 million of liabilities. The assets acquired and liabilities assumed, which consisted of inventories, fixed assets, intangible assets and accounts payable, were valued at approximately $7.9 million, resulting in goodwill of $12.1 million. The change in the carrying amount of the Company’s goodwill during the first half of 2003 relates entirely to the Cahill acquisition. Consolidated operating results for the first half of 2003 include the results of Cahill beginning March 6, 2003. Among other expected benefits, the Company expects to avoid approximately $10 million of future capital spending as a result of this acquisition.

Note 4. New Accounting Pronouncements

Financial Accounting Standards Board Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities,” was issued in January 2003. FIN No. 46 defines a variable interest entity as a legal entity in which, among other things, the equity investments at risk are not sufficient to finance the operating and closing activities of the entity without additional subordinated financial support from the entity’s investors. The Company is a partner in the Kalamazoo Valley Group Partnership (KVG), which qualifies as a variable interest entity, as defined by FIN No. 46. KVG is a partnership formed to develop and operate a landfill for the partners’ disposal of paper residuals from their respective paperboard mills. KVG borrowed $1.5 million for the construction of the landfill, of which approximately $300 thousand remains unpaid at June 30, 2003. The partners contribute capital annually to meet the partnership’s operating losses. The Company’s annual contribution for the past two years has been approximately $200 thousand. The landfill has been in operation since December 1997; however, since 2000, two of the other partners have closed their paperboard mills and one minority partner was permitted to withdraw by the bankruptcy court. The Company is evaluating its alternatives and liabilities under the partnership agreement and related note, while continuing to use the landfill. However, if the partnership were to close the landfill, the Company’s share of estimated closing costs, perpetual care obligations and debt repayment would approximate $2.5 million under the terms of the partnership agreement. The Company accounts for its interest in KVG using the equity method. The investment balance at June 30, 2003 was negligible. Management is also evaluating its accounting method in light of the new requirements under FIN No. 46, and may conclude that its interest in KVG should be consolidated into the Company’s accounts. FIN No. 46 is effective for the Company’s 2003 third quarter.

In April 2003, the FASB issued SFAS No. 149.    “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” or SFAS No. 149. This statement will be applied prospectively and is effective for contracts entered into or modified after June 30, 2003. SFAS No. 149 will be applicable to existing contracts and new contracts entered into after June 30, 2003. The Company does not expect that the adoption of SFAS No. 149 will have a material effect on its financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity,” or SFAS No. 150. SFAS No. 150 establishes standards for classification of certain financial instruments that have characteristics of both liabilities and equity in the statement of financial position. SFAS No. 150 is effective for all contracts created or modified after the date the statement was issued and otherwise effective for the Company July 1, 2003. Management does not expect the adoption of SFAS 150 to have a material impact on its financial statements.

Note 5. Proposed Merger with Riverwood

On March 25, 2003, GPIC entered into a merger agreement with Riverwood Holding, Inc. to effect a stock-for-stock merger with Riverwood. Riverwood will be the accounting acquiror of GPIC and will survive as the new public company listed on the New York Stock Exchange. The new company will take the name Graphic Packaging Corporation. Prior to the merger, Riverwood will complete a 15.21 to 1 stock split of its common stock. GPIC shareholders are expected to receive one share of Riverwood common stock for each share of GPIC common stock they hold. As a condition to closing the merger, the Grover C. Coors Trust will convert its preferred shares into 48,484,848 shares of common stock. Assuming the conversion occurs on August 8, 2003, Riverwood will pay the Grover C. Coors Trust an estimated $19.8 million as consideration for early conversion of the preferred stock. Immediately after the merger, GPIC shareholders will own approximately 42.5% and Riverwood shareholders will own approximately 57.5% of the combined company on a fully diluted basis.

On May 12, 2003, the thirty-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) expired. Accordingly, the condition to the merger requiring the expiration or termination of the HSR waiting period has been satisfied. In addition to this and other conditions to the merger, the merger must be approved by two-thirds of the combined voting power of GPIC common stock and two thirds of the preferred stock voting as a separate class. The Coors family shareholders, who collectively owned approximately 65.1% of the combined voting power of the Company before the merger, signed a voting agreement with Riverwood in which they agreed to vote in favor of the merger. At a meeting of the shareholders held on August 7, 2003, the merger was approved and is expected to be consummated on August 8, 2003.

The combined company has commitment letters from a banking syndicate for financing totaling $1.6 billion at the time of merger. Management estimates that up to $1.3 billion will be drawn at the time of merger to repay existing bank debt and to pay transaction costs. The combined company may also refinance GPIC’s and Riverwood’s senior and senior subordinated notes in the principal amount of $850 million. Assuming the GPIC existing senior bank credit facility and the senior subordinated notes are refinanced, a loss on early extinguishment of debt will occur totaling approximately $20 million, consisting of cash tender premiums and non-cash unamortized debt issuance costs.

For the six months ended June 30, 2003, the Company incurred approximately $3.5 million of merger related costs. Management expects to incur an estimated additional $9 million of transaction costs prior to closing for merger related investment banking, legal and accounting fees. For the six months ended June 30, 2003, the Company also incurred approximately $500 thousand evaluating acquisitions that were not consummated.

Relating to the proposed merger, Riverwood filed a registration statement with the Securities and Exchange Commission which contains a proxy statement/prospectus that was sent to GPIC shareholders on July 18, 2003.

Note 6. Guarantees, Commitments and Contingencies

In the ordinary course of business, the Company is subject to various pending claims, lawsuits and contingent liabilities, including claims by current or former employees. In each of these cases, the Company is vigorously defending against them. Although the eventual outcome cannot be predicted, it is management’s opinion that disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

On February 19, 2002, Chinyun Kim filed a putative class action claim in District Court, Jefferson County, Colorado against the Company and certain of its shareholders and directors. The complaint alleges that the defendants breached their fiduciary duties in connection with the issuance on August 15, 2000, of the Company’s Series B Preferred Stock to the Grover C. Coors Trust (the Trust). Plaintiff is seeking damages in the amount of $43 million or, alternatively, to require transfer to the class of some or all of the Trust’s GPIC common stock into which the convertible preferred stock will be converted. The court dismissed plaintiff’s claim against the Company for breach of fiduciary duty while allowing the plaintiff to proceed against the named directors and shareholders, including certain Coors family trusts. The Company is continuing to provide a defense to this action pursuant to its indemnification obligations. Currently, discovery is being conducted. By order dated June 12, 2003, the court certified a class comprised of all owners of GPIC common stock as of August 2, 2000, excluding the defendants and members of the Coors family and their affiliates and excluding any additional shares purchased by class members after August 2, 2000. The Company believes that the transaction was in the best interest of the Company and its shareholders.

On April 2, 2003, two separate lawsuits were filed in District Court, Jefferson County, Colorado, against the Company, the Company’s directors and Riverwood relating to the merger between GPIC and Riverwood pursuant to the merger agreement. The complaints were filed by Robert F. Smith and Harold Lightweis, on behalf of themselves and all others similarly situated. Each of the two complaints alleges breach of fiduciary duties by the Company’s directors to the Company’s public shareholders in connection with the merger and that Riverwood aided and abetted the alleged breach. The complaint alleges that the Coors family stockholders negotiated the merger consideration in their own interest and not in the interest of the public stockholders. The complaint seeks an injunction against consummation of the merger, rescission of the merger if it is consummated, unspecified damages, costs and other relief permitted by law and equity. On July 3, 2003, a third lawsuit was filed in District Court of Jefferson County in Colorado, on behalf of a purported class of the Company’s stockholders against the Company, the Company’s directors and Riverwood, alleging that the Company’s directors breached their fiduciary duties to the stockholders of the Company in connection with the negotiation of the proposed merger and that the Company and Riverwood aided and abetted the alleged breach. The complaint alleges that the defendants negotiated the terms of the merger in their own interest and in the interest of certain other insiders (including the Coors family stockholders), to the detriment of the public stockholders. The complaint, which is encaptioned James A. Bederka, On behalf of Himself and All Other Similarly Situated v. Riverwood Holding, Inc., et al., seeks certain equitable relief, including an injunction against the consummation of the merger, rescission of the merger if it is consummated, rescission of the sale on August 15, 2000 of the convertible preferred stock to the Trust and injunction against the conversion of the convertible preferred stock and costs. We believe that these three lawsuits are without merit.

During its normal course of business, the Company has entered into certain indemnification agreements with directors and officers of the Company to the maximum extent permitted under the laws of the State of Colorado, which are insured under directors and officers liability policies.

In connection with the sale of various businesses, the Company has periodically agreed to guarantee the collectibility of accounts receivable and indemnify purchasers for certain liabilities for a specified period of time. Such liabilities include, but are not limited to, environmental matters and the indemnification periods generally last for 2 to 15 years. At June 30, 2003, the Company has accrued approximately $3.0 million related to these guarantees and indemnifications.

In connection with the resale of its aluminum business in 1999, the Company guaranteed accounts receivable owed by the former owner of the business. After the resale, the former owner refused to pay the amounts owed, equal to $2.4 million. Pursuant to the terms of the resale agreement, the Company paid this amount and sued the former owner in the United States District Court for the District of Colorado on April 18, 2000. The former owner counterclaimed for an additional $11.0 million for certain spare parts, and the Company amended its claim to seek an additional $16.0 million in overpayment for raw materials to run the business prior to resale. This claim increased from $14.3 million to $16.0 million after making an adjustment for certain offsets to which the Company was entitled. The parties have filed motions for summary judgment. The Company does not believe that this litigation will have a material adverse effect on its consolidated financial position, results of operations or cash flows.

Note 7. Related Party Supply Agreement

On December 28, 1992, the Company was spun off from Adolph Coors Company (ACCo) and since that time ACCo has had no ownership interest in the Company. However, certain Coors family trusts have significant interests in both GPIC and ACCo. The Company has also entered into various business arrangements with the Coors family trusts and related entities from time-to-time since the spin-off. The Company’s policy is to negotiate market prices and competitive terms with all parties, including related parties.

The Company originated as the packaging division of Coors Brewing Company, a subsidiary of ACCo. At the time of spin-off from ACCo the Company entered into an agreement with Coors Brewing to continue to supply their packaging needs. The initial agreement had a stated term of five years and has resulted in substantial revenues for GPIC. The Company continues to sell packaging products to Coors Brewing. Coors Brewing accounted for approximately 11% of the Company’s consolidated gross sales in the second quarter of 2003 and 2002. The loss of Coors Brewing as a customer in the foreseeable future could have a material effect on the Company’s results of operations. In the first quarter of 2003, the Company executed a new supply agreement, effective April 1, 2003, with Coors Brewing that will not expire until December 31, 2006.

Note 8. Shareholders’ Rights Plan

On June 1, 2000, the Company effected a dividend distribution of shareholder rights (the Rights) that carry certain conversion rights in the event of a significant change in beneficial ownership of the Company. One right is attached to each share of the Company’s common stock outstanding and is not detachable until such time as beneficial ownership of 15% or more of the Company’s outstanding common stock has occurred (a Triggering Event) by a person or group of affiliated or associated persons (an Acquiring Person). Each Right entitles each registered holder (excluding the Acquiring Person) to purchase from the Company one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $42.00. Registered holders receive shares of the Company’s common stock valued at twice the exercise price of the Right upon exercise. Upon a Triggering Event, the Company is entitled to exchange one share of the Company’s common stock for each right outstanding or to redeem the Rights at the price of $.001 per Right. The Rights will expire on June 1, 2010.

In connection with the proposed merger, the Company and the rights agent amended the terms of the rights agreement so that the execution and delivery of the merger agreement and voting agreement and the consummation of the transactions contemplated by the merger agreement will not constitute a triggering event. This means that holders of the Company’s common stock will not obtain the detachable rights in connection with the proposed merger.

Note 9. Supplemental Information

Graphic Packaging Corporation (GPC), a wholly-owned subsidiary of GPIC, issued $300 million of senior subordinated notes on February 28, 2002. The senior subordinated notes are jointly and severally as well as fully and unconditionally guaranteed by GPIC and its other domestic subsidiaries. The Company’s foreign subsidiaries and a real estate development partnership do not guarantee the senior subordinated notes.

The accompanying supplemental financial information presents condensed consolidating financial statements of (a) Graphic Packaging Corporation (the Issuer); (b) Graphic Packaging International Corporation (the Parent); (c) the guarantor subsidiaries; (d) the nonguarantor subsidiaries; and (e) the Company on a consolidated basis.

GPC and GPIC were co-borrowers under the Company’s senior bank debt and subordinated debt agreements in effect prior to the refinancing transactions on February 28, 2002. Interest expense under these borrowing agreements was recorded by GPC. In addition, GPC incurred $2.5 million of interest expense in the three months ended June 30, 2003 and 2002, and $5.0 million of interest expense in the six months ended June 30, 2003 and 2002, pursuant to a $100 million intercompany loan from GPIC.

The following condensed consolidating financial statements are presented on the equity method. Under this method, investments in subsidiaries are recorded at cost and adjusted for the parent company’s share of the subsidiaries’ cumulative results of operations, capital contributions, distributions and other equity changes. The elimination entries relate primarily to investments in subsidiaries, intercompany loans and other intercompany transactions.

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATING INCOME STATEMENT
Three Months Ended June 30, 2003
(in thousands)

	Issuer	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated Total
Net sales	$273,511	$—	$—	$1,483	$—	$274,994
Cost of goods sold	241,197	—	—	1,330	—	242,527
Gross profit	32,314	—	—	153	—	32,467
Selling, general and administrative expense and merger and acquisition transaction costs	19,814	—	—	—	—	19,814
Equity in (earnings) of subsidiaries	115	(219)	(53)	—	157	—
Operating income	12,385	219	53	153	(157)	12,653
Interest (expense) income	(11,935)	2,500	(6)	(256)	—	(9,697)
Income (loss) before taxes	450	2,719	47	(103)	(157)	2,956
Income tax (expense) benefit	(185)	(1,114)	(79)	102	64	(1,212)
Net income (loss)	265	1,605	(32)	(1)	(93)	1,744
Preferred stock dividends declared	—	(2,500)	—	—	—	(2,500)
Net income (loss) attributable to common shareholders	$265	$(895)	$(32)	$(1)	$(93)	$(756)

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATING INCOME STATEMENT
Three Months Ended June 30, 2002
(in thousands)

	Issuer	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated Total
Net sales	$262,199	$—	$—	$1,718	$—	$263,917
Cost of goods sold	229,779	—	—	1,243	—	231,022
Gross profit	32,420	—	—	475	—	32,895
Selling, general and administrative expense	15,787	—	—	21	—	15,808
Equity in (earnings) of subsidiaries	(250)	(10,926)	(402)	—	11,578	—
Operating income	16,883	10,926	402	454	(11,578)	17,087
Interest (expense) income	(14,968)	2,500	—	15	—	(12,453)
Income before taxes	1,915	13,426	402	469	(11,578)	4,634
Income tax (expense) benefit	(757)	(5,227)	(319)	(21)	4,516	(1,808)
Net income	1,158	8,199	83	448	(7,062)	2,826
Preferred stock dividends declared	—	(2,500)	—	—	—	(2,500)
Net income attributable to common shareholders	$1,158	$5,699	$83	$448	$(7,062)	$326

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATING INCOME STATEMENT
Six Months Ended June 30, 2003
(in thousands)

	Issuer	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated Total
Net sales	$532,835	$—	$—	$3,042	$—	$535,877
Cost of goods sold	471,786	—	—	2,915	—	474,701
Gross profit	61,049	—	—	127	—	61,176
Selling, general and administrative expense and merger and acquisition transaction costs	39,180	—	—	—	—	39,180
Equity in (earnings) of subsidiaries	167	1,326	(26)	—	(1,467)	—
Operating income (loss)	21,702	(1,326)	26	127	1,467	21,996
Interest (expense) income	(23,833)	5,000	—	(280)	—	(19,113)
Income (loss) before taxes	(2,131)	3,674	26	(153)	1,467	2,883
Income tax (expense) benefit	873	(1,506)	(70)	123	(602)	(1,182)
Net income (loss)	(1,258)	2,168	(44)	(30)	865	1,701
Preferred stock dividends declared	—	(5,000)	—	—	—	(5,000)
Net income (loss) attributable to common shareholders common shareholders	$(1,258)	$(2,832)	$(44)	$(30)	$865	$(3,299)

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATING INCOME STATEMENT
Six Months Ended June 30, 2002
(in thousands)

	Issuer	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated Total
Net sales	$524,551	$—	$—	$3,090	$—	$527,641
Cost of goods sold	457,898	—	—	2,556	—	460,454
Gross profit	66,653	—	—	534	—	67,187
Selling, general and administrative expense	30,651	—	—	44	—	30,695
Equity in (earnings) of subsidiaries	(269)	(4,695)	(460)	—	5,424	—
Operating income	36,271	4,695	460	490	(5,424)	36,492
Interest (expense) income	(28,745)	5,000	—	(4)	—	(23,749)
Loss on early extinguishment of debt	(15,766)	—	—	—	—	(15,766)
Income (loss) before taxes and cumulative effect of change in accounting principle	(8,240)	9,695	460	486	(5,424)	(3,023)
Income tax (expense) benefit	3,213	(3,781)	(369)	—	2,115	1,178
Income (loss) before cumulative effect of change in accounting principle	(5,027)	5,914	91	486	(3,309)	(1,845)
Cumulative effect of change in goodwill accounting, net of tax	(180,000)	—	—	—	—	(180,000)
Net income (loss)	(185,027)	5,914	91	486	(3,309)	(181,845)
Preferred stock dividends declared	—	(5,000)	—	—	—	(5,000)
Net income (loss) attributable to common shareholders	$(185,027)	$914	$91	$486	$(3,309)	$(186,845)

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
At June 30, 2003
(in thousands)

	Issuer	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$1,441	$2,375	$—	$3,143	$—	$6,959
Accounts receivable	74,169	2,437	—	293	—	76,899
Inventories	99,775	—	—	596	—	100,371
Other assets	22,500	—	—	24,059	(23,970)	22,589
Total current assets	197,885	4,812	—	28,091	(23,970)	206,818
Properties, net	390,656	—	—	8,592	—	399,248
Goodwill, net	391,803	—	—	—	—	391,803
Other assets	27,924	816,839	6,554	18,393	(841,611)	28,099
Total assets	$1,008,268	$821,651	$6,554	$55,076	$(865,581)	$1,025,968

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$2,129	$—	$—	$1,497	$—	$3,626
Accounts payable	93,290	—	—	383	—	93,673
Interest payable	9,958	—	—	—	—	9,958
Other current liabilities	52,635	24,359	2,525	569	(23,970)	56,118
Total current liabilities	158,012	24,359	2,525	2,449	(23,970)	163,375
Long-term debt	471,512	—	—	233,281	(233,281)	471,512
Other long-term liabilities	187,957	1,863	—	—	(103,840)	85,980
Total liabilities	817,481	26,222	2,525	235,730	(361,091)	720,867
Shareholders’ equity:
Preferred stock	—	100,000	—	—	—	100,000
Common stock	—	337	1,829	1,540	(3,369)	337
Paid-in capital	413,637	447,937	241,459	(180,057)	(512,857)	410,119
Retained earnings (deficit)	(195,959)	247,155	(239,259)	(1,184)	11,736	(177,511)
Accumulated other comprehensive income (loss)	(26,891)	—	—	(953)	—	(27,844)
Total shareholders’ equity	190,787	795,429	4,029	(180,654)	(504,490)	305,101
Total liabilities and shareholders’ equity	$1,008,268	$821,651	$6,554	$55,076	$(865,581)	$1,025,968

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
At December 31, 2002
(in thousands)

	Issuer	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$25,565	$—	$—	$3,061	$—	$28,626
Accounts receivable	60,231	2,437	—	878	—	63,546
Inventories	86,740	—	—	503	—	87,243
Other assets	21,609	—	1	24,046	(23,970)	21,686
Total current assets	194,145	2,437	1	28,488	(23,970)	201,101
Properties, net	401,889	—	—	8,703	—	410,592
Goodwill, net	379,696	—	—	—	—	379,696
Other assets	29,781	561,410	6,880	18,393	(586,987)	29,477
Total assets	$1,005,511	$563,847	$6,881	$55,584	$(610,957)	$1,020,866

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$1,976	$—	$—	$1,456	$—	$3,432
Accounts payable	81,519	24	—	563	—	82,106
Interest payable	11,117	—	—	—	—	11,117
Other current liabilities	55,426	23,691	2,536	651	(23,970)	58,334
Total current liabilities	150,038	23,715	2,536	2,670	(23,970)	154,989
Long-term debt	472,798	—	—	235,383	(233,282)	474,899
Other long-term liabilities	185,968	1,826	—	—	(103,854)	83,940
Total liabilities	808,804	25,541	2,536	238,053	(361,106)	713,828
Shareholders’ equity:
Preferred stock	—	100,000	—	—	—	100,000
Common stock	—	335	1,829	1,540	(3,369)	335
Paid-in capital	418,299	192,984	241,774	(182,077)	(257,353)	413,627
Retained earnings (deficit)	(194,701)	244,987	(239,258)	(1,111)	10,871	(179,212)
Accumulated other comprehensive loss	(26,891)	—	—	(821)	—	(27,712)
Total shareholders’ equity	196,707	538,306	4,345	(182,469)	(249,851)	307,038
Total liabilities and shareholders’ equity	$1,005,511	$563,847	$6,881	$55,584	$(610,957)	$1,020,866

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Six Months Ended June 30, 2003
(in thousands)

	Issuer	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated Total
Net cash provided by operating activities	$11,113	$7,278	$—	$82	$—	$18,473
Cash flows from investing activities:
Capital expenditures	(13,956)	—	—	—	—	(13,956)
Acquisition of J.D Cahill Co. assets	(18,088)	—	—	—	—	(18,088)
Net cash used in investing activities	(32,044)	—	—	—	—	(32,044)
Cash flows from financing activities:
Proceeds from borrowings	139,547	—	—	—	—	139,547
Repayment of debt	(142,740)	—	—	—	—	(142,740)
Preferred stock dividends paid	—	(5,000)	—	—	—	(5,000)
Common stock issuance and other	—	97	—	—	—	97
Net cash used in financing activities	(3,193)	(4,903)	—	—	—	(8,096)
Cash and cash equivalents:
Net increase (decrease)	(24,124)	2,375	—	82	—	(21,667)
Balance at beginning of period	25,565	—	—	3,061	—	28,626
Balance at end of period	$1,441	$2,375	$—	$3,143	$—	$6,959

GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Six Months Ended June 30, 2002
(in thousands)

	Issuer	Parent	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$37,767	$3,588	$(1,200)	$244	$—	$40,399
Cash flows from investing activities:
Capital expenditures	(15,454)	—	—	—		(15,454)
Other investing activities	—	—	1,200	—	(1,200)	—
Net cash provided by (used in) investing activities	(15,454)	—	1,200	—	(1,200)	(15,454)
Cash flows from financing activities:
Proceeds from borrowings	613,100	—	—	—	—	613,100
Repayment of debt	(619,343)	—	—	—	—	(619,343)
Preferred stock dividends paid	—	(5,000)	—	—	—	(5,000)
Debt issuance costs	(15,922)	—	—	—	—	(15,922)
Common stock issuance and other	—	436	—	(1,200)	1,200	436
Net cash used in financing activities	(22,165)	(4,564)	—	(1,200)	1,200	(26,729)
Cash and cash equivalents:
Net increase (decrease)	148	(976)	—	(956)	—	(1,784)
Balance at beginning of period	1,145	976	—	4,645	—	6,766
Balance at end of period	$1,293	$—	$—	$3,689	$—	$4,982